UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2010
VENTAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10989	61-1055020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 483-6827
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 28, 2010, the Board of Directors of Ventas, Inc. (the “Company”) approved amendments to the Company’s by-laws to adopt a majority vote standard for the election of directors, to establish certain requirements for stockholder proposals and nominations and to make certain other non-substantive changes. A summary of these amendments is set forth below:
•	Advance Notice of Stockholder Proposals: Article II, Section 2.2 was amended to (i) change the deadline for submitting stockholder proposals to not less than 120 days and not more than 150 days prior to the anniversary of the preceding year’s annual meeting and (ii) establish certain additional requirements for stockholder proposals and nominations.

•	Special Meetings: Article II, Section 2.3 was amended to clarify the advance notice procedures for stockholder nominations in the case of a special meeting at which directors are to be elected.

•	Conduct of Meetings: Article II, Section 2.10 was added to clarify the Chairman’s authority to establish rules and procedures governing the conduct of meetings.

•	Majority Voting: Article III, Section 3.3 was amended to change the vote standard in the case of uncontested director elections from plurality to majority and references the Company’s Director Resignation Policy, which was also approved on September 28, 2010, to address “holdover director” status.

•	Manner of Notice: Article IV, Section 4.1 was amended to permit notices to be delivered to directors by e-mail and other means of electronic communication.
The foregoing summary is qualified in its entirety by reference to the complete text of the Company’s Fourth Amended and Restated By-Laws, as adopted and effective on September 28, 2010, a copy of which is filed herewith as Exhibit 3.1 and incorporated in this Item 5.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.

(d) Exhibits:

Exhibit Number	Description

3.1	Fourth Amended and Restated By-Laws of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.
Date: October 4, 2010	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Fourth Amended and Restated By-Laws of the Company.